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Integrated Systems Consulting Group, Inc.
(in thousands, except per share data)
Exhibit 11 - Computation of Net Income Per Share
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                                                                               Three Months Ended                  Six Months Ended
                                                                                     June 30                            June 30
                                                                          ------------------------------     -----------------------
                                                                              1996           1995             1996              1995
                                                                          -------------   ------------     ------------     --------
Shares used in computing primary net income per common share:
     Shares outstanding, beginning of period                                     5,617          4,625         5,606          4,609
     Common shares issued during the year ended
         December 31, 1995 presented as if outstanding
         for all periods, net of treasury stock effect thereof                      --            404            --            404
     Stock options issued during the year ended December 31,
         1995 presented as if outstanding for all periods, net
         of treasury stock effect thereof                                           --            279            --            279
     Warrants issued during the year ended December 31, 1995
         presented as if outstanding for all periods, net of
         treasury stock effect thereof                                              --            179            --            179
     Net incremental shares resulting from assumed exercise
         of stock options and warrants using the treasury stock method           1,220            240           944            247
     Weighted impact of common shares issued during the period                     747            120           388             74
     Weighted impact of common shares repurchased during the period                 --             (3)           (8)            (3)
                                                                          -------------   ------------   -----------   ------------

     Total shares used in computing primary net income per
         common share                                                            7,584          5,844         6,930          5,789
                                                                          =============   ============  ============  ============

Net income                                                                     $   724        $   437      $  1,570        $   828
                                                                          =============   ============  ============  ============

Primary net income per common share                                            $   .10         $  .07      $    .23       $    .14
                                                                          =============   ============  ============  ============

Shares used in computing fully diluted net income per common share:
 .    Shares outstanding, beginning of period                                     5,617          4,625         5,606          4,609
     Common shares issued during the year ended
         December 31, 1995 presented as if outstanding
         for all periods, net of treasury stock effect thereof                      --            404            --            404
     Stock options issued during the year ended December 31,
         1995 presented as if outstanding for all periods, net
         of treasury stock effect thereof                                           --            279            --            279
     Warrants issued during the year ended December 31, 1995
         presented as if outstanding for all periods, net of
         treasury stock effect thereof                                              --            179            --            179
     Net incremental shares resulting from assumed exercise
         of stock options and warrants using the treasury stock method           1,225            240         1,245            247
     Weighted impact of common shares issued during the period                     747            120           388             74
     Weighted impact of common shares repurchased during the period                 --             (3)           (8)            (3)
                                                                          -------------   ------------   -----------   ------------

     Total shares used in computing fully diluted net income per
         common share                                                            7,589          5,844         7,231          5,789
                                                                          =============   ============  ============  ============

Net income                                                                    $    724       $    437     $   1,570      $     828
                                                                          =============   ============  ============  ============

Fully diluted net income per common share                                     $    .10       $    .07     $     .22      $     .14
                                                                          =============   ============  ============  ============

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